Exhibit 99.1

Media Contact: Jennifer Leggio Sourcefire 650-260-4025 jleggio@sourcefire.com	Investor Contact: Staci Mortenson ICR 203-682-8273 Staci.Mortenson@icrinc.com

SOURCEFIRE APPOINTS JOHN BECKER AS CHIEF EXECUTIVE OFFICER

Appoints Kevin Klausmeyer to its Board of Directors

Founder Martin Roesch Continues as CTO and Member of Board

COLUMBIA, Md., April 8, 2013 – Sourcefire, Inc. (Nasdaq: FIRE), a leader in intelligent cybersecurity solutions, today announced that it has appointed John Becker as Chief Executive Officer effective immediately. In addition, Sourcefire today announced that Kevin Klausmeyer has joined its Board of Directors as an independent director.

Lt. Gen. (ret.) Steven R. Polk, Chairman of the Board of Directors of the Company commented, “We are thrilled to announce John as the new CEO of Sourcefire. He is a seasoned technology leader with a demonstrated track record of success. John has been an active member of our Board of Directors for several years, and Sourcefire has already benefitted from his experience and leadership. The board is confident that John will be successful in leading the Company on the execution of its Agile Security vision.”

Mr. Becker said, “I am honored and excited to be named Sourcefire’s CEO. As a board member, I have witnessed firsthand how Sourcefire has established itself as an outstanding organization based on innovation, industry leading solutions, a diverse go-to-market model and a strong company culture. I look forward to building on this solid foundation as we continue to drive the future of network security, capture our significant market opportunity, and grow the Company.” Mr. Becker remains a member of the Board.

Martin F. Roesch, founder of the Company who has served as interim Chief Executive Officer since June 28, 2012, will continue in his role as Chief Technology Officer and remain a member of the Board. Lt. Gen. (ret.) Polk added, “The Board would also like to express its profound thanks to Marty for his vision and leadership over the past several months.”

New Board of Directors Member

Kevin Klausmeyer has joined Sourcefire’s Board of Directors as an independent director and been named Chairman of the Company’s Audit Committee and a member of its Compensation Committee.

Mr. Klausmeyer is an experienced financial leader with extensive experience at both public and private companies in the technology industry. From July 2003 to September 2012, Mr. Klausmeyer served on the board of Quest Software, a publicly traded company, and was chairman of that company’s audit committee. From August 2006 to February 2011, Mr. Klausmeyer was the Chief Financial Officer of The Planet, a provider of dedicated web hosting products and services. Before joining The Planet, Mr. Klausmeyer was Chief Financial Officer of RLX Technologies, a developer of management and provisioning software for utility computing environments. Prior to RLX Technologies, Mr. Klausmeyer served as Chief Financial Officer of PentaSafe Security Technologies. Mr. Klausmeyer also was Corporate Controller and Chief Accounting Officer of BMC Software, a publicly traded company, and spent 13 years in public accounting with Arthur Andersen LLP. Mr. Klausmeyer graduated from the University of Texas with a BBA in Accounting.

About Sourcefire

Sourcefire, Inc. (NASDAQ: FIRE), a world leader in intelligent cybersecurity solutions, is transforming the way global large- to mid-size organizations and government agencies manage and minimize network security risks. With solutions from a next-generation network security platform to advanced malware protection, Sourcefire provides customers with Agile Security® that is as dynamic as the real world it protects and the attackers against which it defends. Trusted for more than 10 years, Sourcefire has been consistently recognized for its innovation and industry leadership with numerous patents, world-class research, and award-winning technology. Today, the name Sourcefire has grown synonymous with innovation, security intelligence and agile end-to-end security protection. For more information about Sourcefire, please visit www.sourcefire.com.

Sourcefire, the Sourcefire logo, Snort, the Snort and Pig logo, Agile Security and the Agile Security logo, ClamAV, FireAMP, FirePOWER, FireSIGHT and certain other trademarks and logos are trademarks or registered trademarks of Sourcefire, Inc. in the United States and other countries. Other company, product and service names may be trademarks or service marks of others.

Editors’ Notes:

John Becker, Chief Executive Officer

John Becker is a seasoned technology professional with more than 20 years of technology industry expertise and a demonstrated and extensive track record of success. Mr. Becker has served on the Board of Directors of Sourcefire since 2008. Prior to his appointment as Chief Executive Officer (CEO) of Sourcefire, Mr. Becker was CEO of ScienceLogic, a provider of network monitoring software, from April 2012 through March 2013. Previously, Mr. Becker was the CEO of Approva Corporation, a leading provider of continuous controls monitoring software, from 2008 until its acquisition by Lawson Software in September 2011. Prior to Approva, Mr. Becker was CEO of Cybertrust, a leading global information security services company, acquired by Verizon Business in 2007. Mr. Becker held a series of executive positions with AXENT Technologies, Inc., a publicly traded information security software and services company, and was appointed CEO in 1997 and Chairman of the Board in 1999. Mr. Becker was instrumental in leading AXENT from start-up in 1994 to an Initial Public Offering (IPO) in 1996 and finally the sale of AXENT to Symantec Corporation in late 2000. Mr. Becker holds a B.S. in Business Administration from the University of Richmond.

Martin Roesch, Founder and Chief Technology Officer

Martin Roesch founded Sourcefire in 2001 and serves as its Chief Technology Officer (CTO) and a member of its Board of Directors. A respected authority on intrusion prevention and detection technology and forensics, he is responsible for the technical direction and product development efforts for Sourcefire’s commercial and open source product offerings. Mr. Roesch, who has over 20 years of industry experience in network security and embedded systems engineering, is also the author and lead developer of the Snort® Intrusion Prevention and Detection System (www.snort.org) that forms the foundation for the Sourcefire IPS™.

For more than a decade, Mr. Roesch has dedicated himself to developing intelligent network security tools and technologies to address evolving threats, applying his knowledge of network security to network threat analytics and network forensics for numerous government and multinational customers. Mr. Roesch has been interviewed as an industry expert in multiple technology publications, as well as print and online news services, such as MSNBC, Wall Street Journal, CNET, ZDNet, and numerous books. Snort was named to InfoWorld’s Open Source Hall of Fame and has been featured in Scientific American, on A&E’s Secret Places: Inside the FBI, and in several books, such as Network Intrusion Detection: An Analysts Handbook, Intrusion Signatures and Analysis, Maximum Security, Hacking Exposed, and others.

Mr. Roesch has received a host of awards for his technology innovation and vision. Most recently, he was recognized as a 2010 Security Superstar by Everything Channel’s CRN magazine for the value his innovations provide partners and customers, and was selected as one of eWeek’s Top 100 Most Influential People in IT.

Mr. Roesch holds a B.S. in Electrical and Computer Engineering from Clarkson University.

Cautionary Language Concerning Forward-Looking Statements

The statements contained in this release that are not historical facts are “forward-looking statements” (as such term is defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties. These statements include expectations regarding the Company’s future execution, market opportunity and growth.

Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of Sourcefire, Inc. may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, those risks and uncertainties described from time to time in the reports filed by Sourcefire, Inc. with the U.S. Securities and Exchange Commission. Sourcefire, Inc. undertakes no obligation to update any forward-looking statements.